Exhibit 10.22

SECOND AMENDMENT TO

OFFICE LEASE AGREEMENT

This SECOND Amendment to OFFICE Lease Agreement (this “Second Amendment”) is made and entered into as of the 13th day of August, 2013, by and between Property Reserve, Inc., a Utah nonprofit corporation (“Landlord”), and CEMPRA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Office Lease Agreement dated November 9, 2011 (as amended, the “Lease”) with regard to the lease by Tenant from Landlord of Suite 100 consisting of approximately 6,074 RSF located on the first floor (the “Premises”) in that certain building known as Quadrangle IV, with an address of 6340 Quadrangle Drive, Chapel Hill, North Carolina (the “Building”).

B. The Lease was first amended by Landlord and Tenant pursuant to the parties’ execution of that certain First Amendment to Office Lease Agreement dated May 17, 2013 (the “First Amendment”), in which First Amendment the Premises was replaced with Suite 360 (containing approximately 12,060 RSF) of that certain building commonly known as Quadrangle II, all as more fully detailed in the First Amendment.

C. Among other items, Landlord and Tenant now desire to further amend the Lease for the purpose of: (i) increasing Tenant’s Improvement Allowance (as defined in the Work Letter attached as Exhibit B to the First Amendment); (ii) revising the Base Rent during the first year of the Term (as previously modified by the First Amendment); and (iii) adjusting the Commencement Date, all subject to and based upon the following terms and conditions.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Lease as follows:

1. Commencement Date of Term.  Section 2.5 of the Lease is hereby deleted in its entirety and replaced with the following:

2.5 Commencement Date of Term: October 1, 2013.

From and after the Effective Date, any references in the Lease to the “Commencement Date of Term” shall mean, from and after the date of this Second Amendment, the Commencement Date of Term described in Section 1 hereof.

2. Base Rent.  Section 2.7 of the Lease is hereby deleted in its entirety and replaced with the following:

Period	Rate Per RSF	Period Base Rent	Monthly Base Rent
Months 01 – 07 Months 08 – 09	$0.00 $15.90/Year	$0.00 $31,959.00	$0.00 $15,979.50
Months 10 – 12	$20.50/Year	$61,807.50	$20,602.50
Months 13 – 24	$21.12/Year	$254,646.90	$21,220.58
Months 25 – 36 Months 37 – 48	$21.75/Year $22.40/Year	$262,286.31 $270,154.90	$21,857.19 $22,512.91
Months 49 – 60 Months 60 – 68	$23.07/Year $23.77/Year	$278,259.54 $191,071.55	$23,188.30 $23,883.94

From and after the Effective Date, any references in the Lease to the “Base Rent” shall mean, from and after the date of this Second Amendment, the Base Rent described in Section 2 hereof.

3. Work Letter.  Section 5 of the Work Letter attached as Exhibit B to the First Amendment is hereby deleted in its entirety and replaced with the following:  “Landlord shall provide an allowance to Tenant in the amount of Twenty-Three Dollars and 33/100 ($23.33)/RSF (the “Improvement Allowance”).  The Improvement Allowance will be applied to construction management fees (not to exceed four percent (4%) of the Improvement Allowance), A & E drawings and exterior building signage.  All other costs or expenses related to the Improvements or Alterations, including, but not limited to, any costs and expenses in excess of the Improvement Allowance, shall be borne exclusively by Tenant. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Improvement Allowance exceeds the actual cost of planning, constructing and installing the Improvements (the “Tenant Improvement Costs”). The Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs and shall be subject to the provisions of Section 7 below.”

4. Effective Date.  The “Effective Date” shall be the latest date that this Second Amendment is signed by Landlord and Tenant as evidenced by the dates set forth on the respective signature pages.

5. Definitions; Recitals. Unless otherwise specified in this Second Amendment, all capitalized terms used in this Second Amendment are used as defined in the Lease (as previously amended). The parties acknowledge the truthfulness of the foregoing Recitals, which are hereby incorporated into this Second Amendment.

6. Inconsistencies. To the extent that there are any inconsistencies between the terms of the Lease (as previously amended) and this Second Amendment, the terms of this Second Amendment shall control.

7. Lease Status. Tenant warrants, represents and certifies to Landlord that, as of the date of this Second Amendment:  (a) Tenant is the current tenant under the Lease; (b) to the best of Tenant’s actual knowledge, Landlord is not in default under the Lease; (c) Tenant has accepted possession and currently occupies the Premises; and (d) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due.

8. Lease in Full Force. Except for those provisions which are inconsistent with this Second Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect. The parties hereby ratify the Lease, as amended hereby.

9. Counterparts.  The Parties may sign this Second Amendment in multiple identical counterparts, all of which taken together shall constitute one and the same Second Amendment. Further, the Parties shall treat a copy of an original signature to this Second Amendment for all purposes as an original signature. The parties shall consider a copy of the signed Second Amendment for all purposes as an original of the Second Amendment to the maximum extent permitted by law, and no party to this Second Amendment shall have any obligation to retain a version of this Second Amendment that contains original signatures in order to enforce this Second Amendment, or for any other purpose.

10. Representations and Warranties.  From and after the Effective Date, the representations and warranties of both Landlord and Tenant set forth in the Lease will be true in all material respects on and as of the date of this Second Amendment with respect to the Premises.

[signatures are on the following page]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the Effective Date.

LANDLORD:		TENANT:
PROPERTY RESERVE, INC.,		CEMPRA PHARMACEUTICALS, INC.,
a Utah nonprofit corporation		a Delaware corporation
By:	/s/ Mark Gibbons	By:	/s/ Prabhavathi Fernandes, Ph.D.
Name:	Mark B. Gibbons	Name:	Prabhavathi Fernandes
Title:	President	Title:	President, Chief Executive Officer and Director
Date:	August 15, 2013	Date:	August 8, 2013